EXHIBIT 99.1
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[EPICEPT CORPORATION LOGO]
   CONTACTS
   EPICEPT CORPORATION
   Robert W. Cook
   (201) 894-8980
   rcook@epicept.com
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   FEINSTEIN KEAN HEALTHCARE
   PersonNameFrancesca T. DeVellis
   (617) 577-8110
   francesca.devellis@fkhealth.com
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   EPICEPT FILES FOR MARKETING APPROVAL OF CEPLENE(TM) IN EUROPEAN PLACEUNION

                  NEW POTENTIAL TREATMENT TO PREVENT RELAPSE IN
               ACUTE MYELOID LEUKEMIA PATIENTS IN FIRST REMISSION

ENGLEWOOD CLIFFS, NJ - (OCTOBER 9, 2006) EpiCept Corporation (NASDAQ and OMX
Stockholm: EPCT) announced today that it has submitted a Market Authorization Application (MAA) to the European Medicines Agency for the Evaluation of Medicinal Products (EMEA) for Ceplene(TM) (histamine dihydrochloride), the Company's lead oncology product candidate, administered in conjunction with interleukin-2 (IL-2), for the maintenance of first remission in patients with Acute Myeloid Leukemia (AML).

"The filing of an MAA for Ceplene represents a critical step forward in our efforts to fill a specific void of available drug treatment options for AML patients," stated Jack Talley, President and Chief Executive Officer, EpiCept Corporation. "We look forward to working with the European regulatory authorities to obtain a positive opinion for the approval of this important product candidate."

The MAA submission for Ceplene will be reviewed under the EU centralized procedure, and if approved, would provide a marketing authorization valid in all EU member states. The European Commission has previously granted orphan drug status to Ceplene for use in the treatment of AML.

The pivotal efficacy and safety data for this MAA submission is from a Phase III clinical trial for Ceplene in conjunction with interleukin-2. This study met its primary endpoint of preventing relapse as shown by increased leukemia-free survival for AML patients in remission. The study was conducted in eleven countries and included 320 randomized patients. The data demonstrated that patients with AML in complete remission who received 18 months of treatment with Ceplene plus low dose interleukin-2 experienced a significantly improved leukemia-free survival compared to the current standard of care, which is no treatment after successful induction of remission. The improvement in leukemia-free survival achieved by Ceplene/IL-2 was highly statistically significant (p=0.0096, analyzed according to Intent-to-Treat).


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Even more striking was the benefit observed in patients in their first remission
(CR1). In this subgroup, the patients had a 55% improvement in leukemia free survival. This represented an absolute improvement of more than 22 weeks in terms of delayed progression of the disease. This benefit was also highly statistically significant, (p=0.0113) and is the intended patient population
(CR1) under consideration for this application. The results of this trial were published in Blood, a leading scientific journal in hematology, (Blood; The Journal of the American Society of Hematology, volume 108, number 1, July 1,
2006).

Professor Kristoffer Hellstrand, M.D., Ph.D., Sahlgrenska University Hospital, Goteborg, Sweden, an author of the Blood article and responsible for the design of the Phase III study of Ceplene, remarked, "There is a distinctive need for new treatment options to improve long-term leukemia free survival among AML patients. The majority of AML patients in complete remission will experience a relapse of leukemia with a progressively poor prognosis. These study results indicate that Ceplene, combined with low dose interleukin-2, significantly improves long-term leukemia-free survival among these patients."

EpiCept retains full marketing rights for Ceplene worldwide. Mr. Talley commented; "EpiCept's strategy is to concentrate its future marketing efforts in the placecountry-regionU.S. market. Consistent with that strategy, we anticipate selecting a partner to market and sell Ceplene in placeEurope following regulatory approval. In this regard, we will continue our discussions with prospective partners who have appropriate European distribution capabilities with a view towards identifying a partner for Ceplene next year. At a comparable cost of therapy relative to other cancer treatments, the market opportunity for Ceplene for this use alone in the European Union could exceed $300 million annually."

ABOUT ACUTE MYELOID LEUKEMIA (AML)
AML is the most common form of acute leukemia in adults. There are approximately 47,000 AML patients in the EU, with 14,000 new cases occurring each year. Prospects for long-term survival are poor for the majority of AML patients. Once diagnosed with AML, patients are typically treated with chemotherapy. Although approximately 75 percent of patients achieve a complete remission after such treatment, the leukemia frequently recurs ("relapse"), usually within 1-2 years. Because of the high rate of relapse among patients with AML, only approximately 20% will survive long-term. There are currently no approved remission maintenance therapies for AML patients.

ABOUT CEPLENE
Ceplene is EpiCept's registration-stage compound for the treatment of AML. Ceplene is designed to protect critical immune cells. Research has demonstrated that Ceplene, used in conjunction with interleukin-2, will induce immune-mediated destruction of malignant AML cells.

ABOUT EPICEPT CORPORATION
EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio of product candidates with several pain therapies in late-stage clinical trials, and Ceplene, its lead oncology product candidate for the treatment of AML. EpiCept is based in StateNew Jersey, and the Company's research and development team in CityplaceSan Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such


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forward-looking statements. Such forward-looking statements include statements regarding the clinical and regulatory development and potential commercialization of Ceplene, the efficacy, safety, and intended utilization of the Company's product candidates, the conduct and results of future clinical trials, the sufficiency of the Company's existing capital resources, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risks that Ceplene is not approved in the European Union, the Company is unable to find a suitable partner for the commercialization of Ceplene if it is approved, Ceplene does not achieve market acceptance, and the Company or its partners' commercialization efforts for Ceplene are not effective, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that the Company will not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in the Company's periodic reports and other filings with the SEC.

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